Exhibit 99.1

Deltagen To Focus Business Operations on
Drug Discovery Tools and Services

—Company to Significantly Reduce Expenses and Burn Rate in 2003—

REDWOOD CITY, Calif., January 6, 2003 — Deltagen, Inc. (Nasdaq: DGEN) today announced that the company has realigned its business strategy and operations to focus on providing drug discovery tools and services to the biopharmaceutical industry utilizing the company’s proprietary in vivo mammalian transgenic technologies. Deltagen will market the company’s broad and growing portfolio of information products and drug discovery tools and services including: DeltaBase®, DeltaOne™, target validation services in metabolism and inflammation, and XenoPharm toxicology technology licenses. Each of these areas has immediate near-term revenue growth potential.

“Deltagen expects to broaden the appeal of its proprietary information platform and mouse knockout models and services by packaging these products in a manner that best suits the needs and research budgets of our customers. Our DeltaOne program, enabling the purchase of individual target mouse models and information, is the first example of this new focus. The company is discontinuing its drug development efforts. We believe that focusing on the sale of drug discovery tools and services will enable the company to achieve significant revenue growth in 2003 and significantly reduce expenses while moving toward cash flow breakeven by the end of 2003. Our realignment will strengthen our commitments and expand our offerings to current customers,” said Constantine Anagnostopoulos, chairman of the Board of Directors of Deltagen and head of the Office of the Chairman.

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Deltagen recently completed the delivery of its 626th target into DeltaBase in December 2002, and the company’s operations will continue to support the delivery of 250 mammalian gene knock out models per year. Deltagen’s mouse service capabilities will be expanded in the first quarter of 2003 as the company consolidates its operations into its new 130,000 square foot laboratory, vivarium and administrative facility in Redwood City, California.

The company also announced today a reduction-in-force that will bring the company’s headcount to approximately 200. The headcount reductions were primarily in research and development that had been directed toward the company’s internal drug discovery efforts, and in administration. As part of this reduction, Deltagen plans to divest its Salt Lake City, Utah and Strasbourg, France subsidiaries through a sale or spin-off of the subsidiaries or they will be shut down. The actions today are expected to reduce the company’s ongoing cash expenses to approximately $35-38 million in 2003. Restructuring costs, including severance and costs associated with excess facilities, are excluded from ongoing costs.

About Deltagen

Headquartered in Redwood City, California, Deltagen is a leading provider of drug discovery tools and services to the biopharmaceutical industry. Deltagen offers a suite of programs designed to enhance the efficiency of drug discovery including access to biological models, drug interaction and metabolism technologies and validated small molecule targets. Deltagen’s products and programs have been validated by customers and partners such as Eli Lilly & Co., GlaxoSmithKline, Merck & Co., Millennium Pharmaceuticals and Pfizer.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including uncertainties associated with business realignment, including uncertainties related to the effects and consequences of changes in the business plan, strategic focus, workforce, facilities, or product offerings of the company, uncertainties related to our ability to successfully develop, market and sell new programs, products or product lines, uncertainties related to meeting revenue projections, uncertainties related to product and drug development and delivery of DeltaBase quarterly releases, uncertainties related to the need for regulatory or other government approvals, Deltagen’s patents and other intellectual property and the patents and other intellectual property of its subsidiaries, dependence on proprietary technology, uncertainty of market acceptance of the company’s products, including proposed and future products, uncertainty related to Deltagen’s ability to effectively control its operating expenses and to raise additional capital, uncertainties related to business opportunities, the receipt of future payments, including milestones and royalties, the continuation of customer relationships and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements.

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